UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2025

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22F - 810 Seventh Avenue,
New York, NY 10019

(Address of Principal Executive Offices) (Zip code)

+1-347- 2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2025, GD Culture Group Limited (the “Company”) received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Department notifying the Company that the Company no longer complies with Nasdaq Listing Rules (the “Rules”).

Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing, and the Company’s Form 10-K for fiscal year ended December 31, 2024 reported stockholders’ equity of $2,643.

In accordance with the Rules, the Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the letter to evidence compliance. The notification letter has no immediate effect on the Company’s listing on the Nasdaq Capital Market, and during the grace period, the Company’s common stock will continue to trade on Nasdaq under the symbol “GDC”. If Nasdaq does not accept the Company’s compliance plan, the Company may appeal the decision to a Hearings Panel. The Company intends to submit the compliance plan as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD Culture Group Limited

Date: March 21, 2025	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board of Directors

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